EXHIBIT 99.1

Seratosa, Inc. sells strategic stake in company to investor group

Hong Kong, May 25, 2015  -- Seratosa Inc. (OTCQB:STOA) (the "Company"), an e-commerce facilitator, today announced today that it sold a strategic stake of up to 51% of the company's common shares to a private investor group for up to $750,000.  The funds will be utilized for Seratosa to complete its initiative for restructuring.

The funding provides for up to $750,000 in funding for the Company in the form of restricted shares of the common stock that will be newly issued shares (“The Shares”) subject to SEC rule 144.

The Shares are subject to dilution from further share issuances to other parties should an acquisition, merger, or additional funding be raised.

The investor group holds an interest in over 23 internet, e-commerce, mobile applications, eCRM, and online marketing channels in Asia and 14 other countries.

The Company previously announced that it had pursued a path for expansion that would include but not be limited to, strategic partnering, mergers and acquisitions, joint ventures and other initiatives.

About Seratosa, Inc.

Seratosa provides an easy-to-use and comprehensive platform, the “Focused Social Marketplace”, that enables an online retailer to deploy a social marketplace e-commerce site.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the continued growth of the e-commerce segment and the ability of the Company to continue its expansion into that segment; the ability of the Company to attract customers and partners and generate revenues; the ability of the Company to successfully execute its business plan; the business strategy, plans, and objectives of the Company; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume any duty to update these forward-looking statements.

Contact:

Brent Suen

contact@empirica-sa.com